SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                FORM 8-K


                            CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  February 23, 2001


                Clancy Systems International, Inc.
       (Exact name of registrant as specified in its charter)


          Colorado                 33-4882-D        84-1027964
   (State or other jurisdiction (Commission File  (I.R.S. Employer
   of incorporation)            No.)              Identification No.)


   2250 S. Oneida #308, Denver, Colorado           80224
(Address of principal executive offices)
  (Zip Code)


	Registrant's telephone number, including area code:  (303) 753-0197

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Item 2. 	Acquisition or Disposition of Assets

(a)	On November 18, 1999, the disinterested member of the Board of Directors of the Company approved the acquisition by the Company of two web-based business opportunities funded and developed independent of the Company by Stanley J. Wolfson, the President, Chief Executive Officer, and a director of the Company (Wolfson). Liz Wolfson, the Secretary-Treasurer, Chief
Financial Officer, Chief Accounting Officer, and a director of the Company is the spouse of Stanley Wolfson. The business opportunities acquired by the Company consist of the websites Expo1000.com and Remit-online.com and all assets, trademarks, URLs and proprietary technology related thereto (hereinafter referred to as the Businesses). The Company plans to incorporate the Businesses in its operations by offering web-based services.

On February 23, 2001, Mr. Wolfson executed an Assignment and Bill of Sale transfering the Businesses to the Company in exchange for 17,489,315 shares of common stock of the Company at an estimated fair market value of $255,347 ($0.0146 per share which was the average closing bid price of the common stock on the OTCBB on November 18, 1999, the two days preceding such date, and the two days following such date) in consideration for the Businesses. The Businesses will be recorded by the Company at Wolfson's historical cost basis in the trademarks and proprietary technology related thereto, which approximates the par value of the shares to be issued of $1,748.

(b)	N/A

Item 7. 	Financial Statements and Exhibits

N/A

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                          SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 6, 2001

                      						CLANCY SYSTEMS INTERNATIONAL, INC.

                      						By: /s/ Stanley J. Wolfson
						                      Stanley J. Wolfson, President and Chief
						                      Executive Officer

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